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                                                                  EXHIBIT 99.1


                    [COMMONWEALTH BANCORP, INC. LETTERHEAD]



For release:    IMMEDIATELY
Contact:        Charles M. Johnston, Chief Financial Officer
                Commonwealth Bancorp, Inc.
                (610) 313-2189

                      COMMONWEALTH BANCORP, INC. COMPLETES
                            COMMON STOCK REPURCHASE

NORRISTOWN, PA, SEPTEMBER 25, 1997 - COMMONWEALTH BANCORP, INC. (NASDAQ: CMSB) announced today that it has completed its previously announced program to repurchase 0.9 million shares of its outstanding common stock. The shares were repurchased during the third quarter of 1997 at an average cost of $17.47 per share. The repurchased shares will be held as treasury stock and will be available for issuance pursuant to the Company's stock option plans.

Commonwealth Bancorp, Inc., with consolidated assets of $2.3 billion, is the holding company for Commonwealth Bank, which has branches throughout southeast Pennsylvania. ComNet Mortgage Services and Homestead Mortgage are divisions of Commonwealth Bank. ComNet Mortgage Services has offices in Pennsylvania, Connecticut, New Jersey, and Rhode Island. Homestead Mortgage has offices in Maryland.